2012 Q4 and Year-End Earnings Call March 14, 2013, 11:00am PST Exhibit 99.1

Disclosure Statement

Certain statements contained in this release that are not historical information contain forward looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

VILLAGE HOMES

William Lyon Homes
Experience the pride.

Key Highlights

1
3
The Company issued Common and Convertible Preferred Stock for $30 million in cash.
Immediately began to operate as the Colorado division of the Company with operations in Denver and
Fort Collins metropolitan areas.
9 closings, 13 orders, since acquisition on December 7 , 2012, and backlog value of approximately
$34 million at the time of acquisition.
Acquisition of Village Homes on December 7, 2012
Improved Balance Sheet
Re-financed Debt Through High-Yield Market
2
Lower cost of capital (8.5%) and extended maturities (2020).
Growth Strategy
4
Current backlog of over 500 units with a value of approximately $165 million.
23 new communities in 2013, over half in California and remaining in Nevada and Colorado.
th

2012 Q4 and YTD Operational Results

% y-o-y change:
+69%                                 +76%
2012 2011
2012 2011
% y-o-y change:
+78%                                 +85%
2012 2011
2012 2011
% y-o-y change:
+192%                                  +294%
2012 2011
2012 2011
% y-o-y change:
+55%                                   +76%
2012 2011 2012 2011
Net New Home Orders (Units) Net Orders per Average Sales Location  (Units)
Backlog Homes Delivered (Units)
669
130
1,131
229
FY Q4
35.2
6.5
62.8
12.1
FY Q4
614
184
950
323
FY Q4
139
$29.3
406
$115.5
Year
-
end (Units)
Year-end Value ($ millions)

Lot Count

Lots Owned and Controlled by Region (Units)
% y-o-y change:
+13%
2012 2011 2012 2011 2012 2011 2012 2011 2012 2011 2012
% y-o-y change:
+46%                           +22%            (2%)                            +8%
827
767
6,194
2,676
-
10,464
1,210
933
6,082
2,884
733
11,842
SoCal NoCal Arizona Nevada Colorado TOTAL

$261.3
$207.1
$98.6
$59.0
FY
Q4

William Lyon Homes
Experience the pride.

2012 Q4 and YTD Financial Results 5 Home Sales Revenue ($ Millions) % y-o-y change: +26% +67% 2012 2011 2012 2011

$337
$275
$330
$248
$338
$235
$363
$286
$321
$305
FY
Q1
Q2
Q3
Q4

William Lyon Homes
Experience the pride.

Average Sales Price 6 Average Sales Price of Homes Delivered ($ Thousands) % y-o-y change: (18%) (25%) (31%) (21%) (5%) 2012 2011 2012 2011 2012 2011 2012 2011 2012 2011

25.8%
19.6%
21.2%
20.8%
22.5%
18.4%
25.7%
21.6%
29.5%
18.1%
FY
Q1
Q2
Q3
Q4

William Lyon Homes
Experience the pride.

Margins 7 Adjusted Homebuilding Gross Margin % y-o-y change: +620bps (40bps) +410bps +410bps +1,140bps 2012 2011 2012 2011 2012 2011 2012 2011 2012 2011

Selected Financial Data

(1) SG&A excludes intangibles amortization and stock-based compensation expense.
Selected Financial Data
($ Thousands) 2012 2011 2012 2011
SG&A Expense
(1)
13,564 $      9,289 $        41,570 $      39,259 $
SG&A as a % of Homebuilding Revenue 13.8% 15.7% 15.9% 19.0%
Interest Expense, net 1,800 $         6,548 $        11,634 $      24,529 $
Operating Income (Loss) 2,478 $         (114,250) $  1,982 $        (148,015) $
Net (Loss) Income Available to
Common Shareholders (2,193) $       (131,300) $  216,781 $   (193,330) $
Adjusted EBITDA 19,138 $      (13,716) $    31,347 $      (21,357) $
Three Months Ended Year Ended
December 31, December 31,

Adjusted EBITDA

2012 2011 2012 2011
Net (loss) income  attributable to
William Lyon Homes (1,248) $       (131,300) $  219,524 $   (193,330) $
Benefit from income taxes -                -                -                10
Interest expense
Interest incurred 8,192            15,701         37,672         61,464
Interest capitalized (6,391)          (9,153)          (26,037)       (36,935)
Amortization of capitalized interest
included in cost of sales 11,528          6,565           29,151         18,082
Non-cash impairment charge -                103,418       -                128,314
Loss on retirement of debt 2,367            -                1,392           -
Stock based compensation 3,699            -                3,699           -
Gain on reorganzation -                -                (241,271)     -
Loss on sale of fixed asset -                83                 -                83
Depreciation and amortization 991                970               7,217           3,875
Cash distributions of income from
unconsolidated joint ventures -                -                -                685
Equity in (income) loss of
unconsolidated joint ventures -                -                -                (3,605)
Adjusted EBITDA 19,138 $      (13,716) $    31,347 $      (21,357) $
December 31, December 31,
Three Months Ended Year Ended

2012 Q4 and Year-End Earnings Call March 14, 2013, 11:00am PST